Exhibit 10.41

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CONSTRUCTION SERVICES CONTRACT

for

Plant Conversion to ’SAF’

(Sustainable Aviation Fuel)

between

NEW RISE RENEWABLES RENO, LLC

and

ENCORE DEC LLC

CONSTRUCTION SERVICES CONTRACT

FIRM FIXED PRICE

This Construction Services Contract (“Contract”) is made and entered into as of this second day of January 02, 20242 (“Effective Date”), by and between New Rise Renewables Reno, LLC, (“Owner”), whose address is 611 Peru Dr, McCarran NV 89434 and Encore EC LLC (“Contractor”), whose address is 18124 Wedge Pkwy #1035, Reno, NV 89511, collectively referred to as the “Parties” and individually as a “Party.”

WITNESSETH

WHEREAS, Contractor is in the business of providing construction services and,

WHEREAS, Owner desires to obtain from Contractor the construction services required to complete the Work for the Sustainable Aviation Fuel Plant Conversion (“Project”) as described in Exhibit ” A” - Scope of Work and Contractor is willing to perform such services under the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the Parties agree as follows:

Section 1 - Term

The term of this Contract commences upon mutual agreement and signature between Owner and Contractor. The term of this Contract is from January 2, 2024 to June 30, 2024 and is for the services described in a) Exhibit ‘A’ - Scope of Work; and b) Exhibit ‘B’ – Schedule of Values. Final Scope or Work and Time Frame to be reviewed and confirmed based upon Axens final report to be issued.

Section 2 - Work

Exhibit “A” - Scope of Work and Exhibit ‘B’ – Schedule of Values both sets forth the details of the Work and the value of that work to be performed by Contractor during the term of this Contract. Final Scope of Work and Time Frame to be reviewed and confirmed based upon Axens final report and based upon findings of this report, either Party may propose additional work for Contractor by preparing supplements to Exhibits A and B which supplements shall be incorporated into this Agreement upon the mutual agreement of both Parties.

Each Party has nominated a representative who is authorized to act for said Party (“Representative”). Contractor’s licensed representative is Mike Burgess, and Owner’s representative is Randy Soule.

Contractor shall be a qualified licensed contractor within the state of Nevada. This Contract shall not render Contractor an employee, partner, agent of the Owner or any of Owner’s agents for any purpose. Neither Owner nor any of Owner’s agents shall be responsible for withholding taxes with respect to Contractor’s compensation hereunder. Contractor shall have no claim against Owner, or any of Owner’s agents for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

Contractor shall maintain direct supervision and control over the Work. However, Owner’s Representatives are entitled to inspect the Work from time-to-time and to request changes to the Work, provided that such changes and the resulting adjustments in schedule and compensation, if applicable, are agreed to in writing by Contractor per section 7.

Owner shall provide all information in Owner’s possession and reasonably requested hereof by Contractor that is necessary to perform its obligations pursuant to this Section 2.

Section 3 - Safety

Contractor agrees to perform the Work in accordance with safe practices, take reasonable precautions to protect Owner’s property and the personal safety of Owner’s employees, Representatives, and its other invitees, and comply with any applicable State or Federal laws, rules or regulations relating to safety in connection with the Work. Contractor shall be solely responsible for the safety and compliance with any applicable guidelines of their employees and subcontractors and ensure their employees and subcontractors do as well, including but not limited to OSHA and other regulatory bodies with jurisdiction over the Work.

Section 4 - Compensation

Owner shall pay Contractor no less than once a month based upon a percentage complete of the schedule of values (“SOV”) as set forth on Exhibit ‘B’ – Schedule of Values, incorporated herein by reference. Each invoice shall be submitted to Owner on an AIA Standard Contract Form. Payments shall be made to the address/wire account as set forth on the invoice or as provided in separate document to Owner. Payment of invoices shall be made no later than ten (10) calendar days after Owner’s receipt of Contractor’s invoice. Owner’s payment obligations are fulfilled when the funds have been credited to Contractor’s bank account(s). Should a reasonable disagreement exist as to the proper amount of the invoice, the Parties shall seek to resolve such disagreements promptly. If the Parties are able to resolve the dispute, the payment due date will be five (5) days from the date the Parties resolved the applicable issue.

In the event that Owner fails to pay an undisputed invoice within ten (10) calendar days after the due date, Contractor shall have the right to suspend performance under the Contract, and shall have the right to recover from Owner all incurred costs directly related to the suspension. Should such non- payment of an undisputed invoice continue for a further fifteen (15) calendar days, then Contractor may have the right to terminate the Contract and Contractor shall have the right to recover from Owner all incurred costs directly related to the termination.

Section 5 - Ownership of Work Product

Upon Owner’s full compliance and performance under this Agreement, including, without limitation, prompt payment of all sums when due, Owner shall own all right, title, and interest in and to all Work product and all reports, information, designs and materials (“Deliverables”) produced by the Contractor in performance of Work hereunder to the extent necessary for the construction, operation, maintenance and modification of the Project contemplated hereunder.

Section 6 - Standard of Performance and Warranty

Contractor’s services will conform to the requirements defined in the Contract documents and all exhibits hereto, including the Scope of Work attached as Exhibit ‘A’ and the Schedule of Values attached as Exhibit ‘B’ and in accordance with sound and generally accepted industry standards of one year. If during performance of the Work, Contractor’s services fail to meet the foregoing standard, Contractor shall perform such corrective services as may be reasonably requested by Owner.

Equipment Warranty. Contractor shall provide Equipment that conforms to the specifications provided by engineering. The Equipment Warranty shall be a pass-through warranty from the warranties received by Contractor for such equipment. Contractor shall manage all warranty work performed by Contractor or any other subcontractor providing services or completing work on the Project, required hereunder.

Section 7 - Changes

At any time during the performance of Work and services to be provided hereunder, either Owner or Contractor may propose “Changes” which may increase the amount of such work or services, change the applicable specifications and/or drawings, modify the kind of work or services provided, alter the schedule for performing such work or providing such services, or otherwise change the scope of the Work or services to be provided hereunder. If a Change will alter Contractor’s Scope of Project as defined in Exhibit “A”, OR increase/decrease the cost of the Work, OR impact Contractor’s work schedule, the Parties shall execute a change order (“Change Order”) documenting the mutually agreed upon Change prior to the commencement of such Change.

Section 8 - Default and Termination

Should the Contractor become in default of any of the provisions of this Contract and fails to remedy its default within thirty (30) days after receipt of written notice of any default from Owner, then Owner may terminate Contractor’s services for unsatisfactory performance. The Owner shall then assume all obligations and commitments that Contractor may have theretofor in good faith undertaken or incurred in connection with the services and with Owner’s prior approval. In the event of termination for cause, Owner shall pay Contractor for services performed per the Contract to date of termination.

Should the Owner become in default of any of the provisions of this Contract and fails to remedy its default within thirty (30) days after receipt of written notice of any default from Contractor, then Contractor may terminate its services for Owner’s defaults. In the event of termination for cause, Owner shall pay Contractor for services performed per the Contract to date of termination.

Section 9 - Schedule

The Work shall be planned, commenced, prosecuted and performed in a prompt, diligent manner, in a sensible sequence, at such times and in such a manner so as to have the Work outlined in Exhibit ‘A’ to be completed by June 30, 2024. Final Scope or Work and Time Frame to be reviewed and confirmed based upon Axens final report.

Section 10 - Miscellaneous

Law: Contractor agrees to perform the Work in full compliance with any and all valid and applicable laws, rules, and regulations adopted by any governmental agency, whether local, state or federal.

Remedies: The specific remedies set forth in this Contract against Contractor shall be the exclusive remedies of Owner against Contractor. Accordingly, the rights and remedies provided under this Contract against Contractor are to be to the exclusion of any other remedy that Owner has against Contractor under the law governing the Contract or otherwise.

Disputes: The Parties shall use reasonable efforts to resolve any dispute which may arise under the Contract through good faith negotiations by their Representatives or each Party’s representative’s nominee. Each Party shall nominate a senior member of its management to meet at any mutually agreed location to resolve a dispute. Such meeting shall take place within thirty (30) days of the receipt of notice of a dispute. In the event that negotiations do not result in a mutually acceptable resolution, the dispute shall be handled through binding arbitration.

Governing Law and Binding Arbitration: This Contract shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law. Any controversy or claim arising out of or relating to this Contract, or the breach thereof, shall be settled through binding arbitration by a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be Reno, Nevada.

Assignment and Subcontracting: Neither of the Parties hereto, without prior consent in writing of the other Party (which shall not be unreasonably withheld or delayed), may assign rights, duties or obligations hereunder in whole or in part to a third party, including any affiliate or subsidiary of such Party.

Failure to enforce any or all of the terms contained in this Contract in any particular instance shall not constitute a waiver thereof or preclude subsequent enforcement thereof. No term or provision of this Contract may be altered except by written consent of Contractor and Owner. If any provision of this Contract shall be deemed void an unenforceable for any reason, the remainder of this Contract shall remain in full force and effect.

This Contract, together with the attached Exhibits, constitutes the entire agreement of the Parties with respect to the subject matter herein and supersedes any prior or contemporaneous agreements, understandings or representations relating thereto. There are no prior agreements or representations, express or implied that are not merged herein or superseded hereby. In the event of a conflict between this Contract and any subsequent writing between the Parties, including any purchase order, report, or invoice, this Contract shall control except with respect to a specific amendment or supplements added to this Contract by the Parties’ mutual agreement.

This Contract may not be amended, modified, changed or waived except by an instrument or instruments in writing signed by Owner and Contractor.

This Contract may be executed in counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

Signatures

IN WITNESS WHEREOF, this Contract has been executed as of the Effective Date in multiple counterparts, each of which shall be considered an original thereof.

Signatures

OWNER New Rise Renewables Reno, LLC 611 Peru Dr McCarran, NV 89434 /s/ Randy Soule Randy Soule, Manager/Owner	CONTRACTOR Encore DEC LLC 18124 Wedge Pkwy #1035 Reno, NV 89511 NV Licenses AB-76757, C2-83367, C1A83366 /s/ Mike Burgess Michael Burgess, Construction VP

Exhibit “A” – SCOPE OF WORK

The Contractor’s scope of work is to construct the necessary components to effect the plant facility’s conversion to a Sustainable Aviation Fuel (’SAF’) Plant. Contractor will procure and install new catalyst, and remove existing catalyst as required by Axens. Contractor will provide all structural steel, vessels, instruments, controls and programming for said plant conversion. Additional changes to the Plant include a) the purchase and installation of a nitrogen plant; b) the lab expansion/addition and lab equipment necessary for the testing of sustainable aviation fuel; c) additional tank farm 2 requirements necessary to handle the increase of naptha production; d) additional rail requirements necessary to handle naptha offloading at the rail and e) the addition of an on-site 32‘x55’ maintenance building. Final Scope of Work to include all equipment specified by the Axens report. Revision to the Scope of Work, Schedule of Values and Time Frame may be required upon review of Axens report.

Contractor will mechanically complete, pre-commission and assist in plant start-up. Contractor’s scope of work will end once the pre-commissioning is complete. A third party will commission, start up and operate the plant and this third party is not a part of this scope.

Exhibit “B” – SCHEDULE OF VALUES

R-4 Reactor New Catalyst w/Removal of existing Catalyst and dense loading of new catalyst	[***]
Naphtha New Stabilizer Column with all pumps, insulation, instruments, Piping and Controls	[***]
Added Naphtha product additional tankage with piping, pumps and controls	[***]
Naphtha rail loadout with all piping and pumping	[***]
Facility Nitrogen system with compressors, dryers, holding tanks, PSA, piping and controls	[***]
Laboratory Expansion with added building, finishes, new required testing equipment and certifications	[***]
Added New Maintenance shop with utilities	[***]
Raise AC-002 to above X-604 with new piping, electrical and controls	[***]
Added new instrument and controls mods to HDT section	[***]
Winterize feedstock demet loop and lines to storage	[***]
Modify Product dosing for SAF product	[***]
Added filtering for SAF product	[***]
Compliance modifications for SAF product production	[***]
Direct Job Expenses and contingency 15%	[***]

TOTAL	$20,665,000